UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2004

Southwall Technologies Inc.

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(Exact name of registrant as specified in its charter)

Delaware

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(State of incorporation or organization)

0-15930 94-2551470

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(Commission File Number) (I.R.S. Employer

Identification No.)

3975 East Bayshore Road, Palo Alto, California 94303

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(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (650) 962-9111

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The undersigned registrant hereby amends and restates the following items of the Current Report on Form 8-K dated February 25, 2004 (as amended, the "Amended Report"), as set forth below and in the pages attached hereto. The description of the transactions contained in this Amended Report is qualified in its entirety by the exhibits attached hereto, each of which is incorporated by reference herein.

Item 5. Other Events.

On February 24, 2004, Southwall Technologies Inc. ("Southwall") issued a press release announcing that it had amended and restated its December 18, 2003 bank guarantee and equity financing agreement (as amended and restated, the "Investment Agreement") with Needham & Company, Inc. ("Needham & Company"), Needham Capital Partners II, L.P., Needham Capital Partners II (Bermuda), L.P., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., and Needham Capital Partners III (Bermuda), L.P. (collectively, the "NCP Entities"), and Dolphin Direct Equity Partners, LP ("Dolphin", and collectively with the NCP Entities, the "Purchasers") by issuing $4.5 million of convertible notes (the "Convertible Notes") in one tranche instead of preferred stock in two separate tranches. The Convertible Notes are convertible, at the holders' option, into preferred stock of Southwall at a conversion price of $1.00 per share, accrue interest at an annual rate of 10%, compounded daily, are secured by a pledge of a portion of the stock of Southwall's subsidiary, Southwall Europe GmBH, and are due and payable on February 20, 2009 or earlier under certain circumstances. The preferred stock will initially be convertible on a one-for-one basis into Southwall's common stock, subject to anti-dilution provisions such as a weighted-average adjustment to the conversion price for sales of common stock below the conversion price and an adjustment to the conversion price if Southwall subdivides or combines shares of its common stock or pays a stock dividend on shares of its common stock. The preferred stock will have a preference over the common stock in the event of a liquidation or winding up of Southwall, and carry a cumulative dividend of 10% per annum. The approval of the holders of the preferred stock will be required for Southwall to take certain actions, including the consummation of any merger or sale of the company or all or substantially all of its assets.

As part of the Investment Agreement, in December 2003, Needham & Company executed guaranties of up to $3 million under Southwall's line of credit facility with Pacific Business Funding, a division Greater Bay Bank, N.A. ("PBF"), and received warrants to purchase 1,882,229 shares of Southwall's common stock. The warrants, exercisable for $0.01 per share, will expire five years from their issuance. As of the date of this Amended Report, Southwall had drawn down on the entire $3 million available under the line of credit. The line of credit along with Southwall's other borrowing arrangements with PBF are scheduled to expire on May 5, 2004. There is no assurance that Southwall will be able to find financing arrangements on commercially reasonable terms to replace its arrangements with PBF, if at all. The total bank guarantee and debt financing package created by the Investment Agreement provides for up to $7.5 million in financing for Southwall, all of which the company has already received.

In connection with the sale of the Convertible Notes, Southwall issued warrants to purchase a total of 18,877,485 shares of its common stock to the Purchasers (including warrants issued to the Purchasers as anti-dilution protection for the issuance of debt and equity by Southwall as part of the company's restructuring of its obligations to creditors, as described below). The warrants, exercisable for $0.01 per share, will expire five years from their issuance. If the NCP Entities and their affiliated entities were to exercise all warrants and convert all shares of preferred stock issuable to them pursuant to the terms of the Investment Agreement, while maintaining their current position of approximately 2,200,067 shares of common stock, then they and their affiliated entities would own approximately 15,412,466 shares of Southwall common stock, or about 60% of the total shares outstanding, including such issuances to the NCP Entities but excluding outstanding warrants held by other parties. Dolphin currently does not own any shares of common stock but upon exercise of its warrants and conversion of the preferred stock issuable to it pursuant to the terms of the Investment Agreement, it would own approximately 5,665,085 shares of Southwall common stock, or about 31% of the total shares outstanding, including such issuances to Dolphin but excluding outstanding warrants held by other parties. Under the terms of the Investment Agreement, the Purchasers are entitled to anti-dilution protection for the issuance of any other debt or equity by Southwall as part of the company's restructuring of its obligations to creditors. Southwall granted certain registration rights to the Purchasers with respect to the shares of common stock issuable upon exercise of the warrants or conversion of the preferred stock.

Southwall currently has authorized 20,000,000 shares of common stock, which amount would be insufficient to cover all of the shares that would be required upon exercise of all outstanding warrants and options and conversion of all preferred stock issuable under the Convertible Notes. If the Purchasers were to exercise all warrants and convert all shares of preferred stock issuable to them pursuant to the terms of the Investment Agreement, PBF were to exercise all warrants currently issued to them, and the company's option holders were to exercise all options currently outstanding, Southwall would have 34,527,733 shares of common stock outstanding (not including warrants exercisable for up to an additional 5% of the company that Southwall may issue to certain creditors, as described below). The difference between the number of authorized shares of the company's common stock and the number of shares that would be required in such a situation is approximately 14,527,733. As a result, Southwall is required under the Investment Agreement to hold a shareholder meeting to obtain the consent of its shareholders to increase the number of authorized shares of its common stock. Failure by Southwall to obtain the consent of its shareholders to increase the number of authorized shares of its common stock will result in the acceleration of the Convertible Notes. There can be no assurances that approval will be obtained or that Southwall will not be sued by the Purchasers or others if it does not have enough authorized shares of common stock to make the required issuances.

As a further condition to receiving the most recent funding, Southwall was required to reach agreements with certain of its major creditors that were satisfactory to the Purchasers. Under the terms of the agreements with these creditors, Southwall restructured its payment obligations and obtained concessions which reduced the total obligations due in 2004 to these creditors from approximately $11.8 million to approximately $2.1 million. Remaining obligations to these creditors will be spread out through 2009. As a condition to obtaining payment concessions, Southwall may issue warrants to certain creditors to purchase shares of its common stock equal to a total of up to 5% of the company.

Southwall and PBF have entered into an amendment to the Forbearance Agreement, dated December 18, 2003, in which PBF agreed to forbear until May 5, 2004 from pursuing its remedies pursuant to certain defaults by Southwall under a factoring line of credit previously entered into between the parties. The amendment allowed for the changes to the Investment Agreement. Southwall has also issued PBF warrants to purchase a total of 360,000 shares of common stock at an exercise price of $0.01 per share. The warrants will expire five years from their issuance. Southwall granted certain registration rights to PBF with respect to the shares issuable upon exercise of the warrants.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release, dated February 24, 2004, issued by Southwall Technologies Inc.

99.2 Amended and Restated Investment Agreement, dated February 20, 2004, by and among Southwall Technologies Inc., Needham & Company, Inc., Needham Capital Partners II, L.P., Needham Capital Partners II (Bermuda), L.P., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P., and Dolphin Direct Equity Partners, LP.

99.3 Amended and Restated Registration Rights Agreement, dated February 20, 2004, by and among Southwall Technologies Inc., Pacific Business Funding, Judd Properties, LLC, Needham & Company, Inc., Needham Capital Partners II, L.P., Needham Capital Partners II (Bermuda), L.P., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P., and Dolphin Direct Equity Partners, LP.

99.4 Amended and Restated Certificate of Designation, Preferences and Rights of Series A 10% Cumulative Preferred Stock of Southwall Technologies Inc. filed with the Secretary of State of Delaware on January 30, 2004.

99.5 Form of Secured Convertible Promissory Note.

99.6 Pledge Agreement, dated February 20, 2004, between Southwall Technologies Inc. and Needham & Company, Inc.

99.7 Second Amendment to Forbearance Agreement, dated February 20, 2004, between Southwall Technologies Inc. and Pacific Business Funding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWALL TECHNOLOGIES INC.

Date: March 3, 2004 By: /s/ Thomas G. Hood____________

Thomas G. Hood

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

99.1 Press Release, dated February 24, 2004, issued by Southwall Technologies Inc.

99.2 Amended and Restated Investment Agreement, dated February 20, 2004, by and among Southwall Technologies Inc., Needham & Company, Inc., Needham Capital Partners II, L.P., Needham Capital Partners II (Bermuda), L.P., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P., and Dolphin Direct Equity Partners, LP.

99.3 Amended and Restated Registration Rights Agreement, dated February 20, 2004, by and among Southwall Technologies Inc., Pacific Business Funding, Judd Properties, LLC, Needham & Company, Inc., Needham Capital Partners II, L.P., Needham Capital Partners II (Bermuda), L.P., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P., and Dolphin Direct Equity Partners, LP.

99.4 Amended and Restated Certificate of Designation, Preferences and Rights of Series A 10% Cumulative Preferred Stock of Southwall Technologies Inc. filed with the Secretary of State of Delaware on January 30, 2004.

99.5 Form of Secured Convertible Promissory Note.

99.6 Pledge Agreement, dated February 20, 2004, between Southwall Technologies Inc. and Needham & Company, Inc.

99.7 Second Amendment to Forbearance Agreement, dated February 20, 2004, between Southwall Technologies Inc. and Pacific Business Funding.